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                                                                  Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the IMC Global Inc. Prospectus dated January 9, 1998 and related Registration Statement pertaining to the offering of securities covered by this Prospectus of our report dated January 15, 1997, with respect to the financial statements of IMC-Agrico Company [not presented separately therein] included in the Annual Report (Form 10-K) of Freeport-McMoRan Inc. for the year ended December 31, 1996, as amended on Form 10-K/A.

                                     ERNST & YOUNG LLP


Chicago, Illinois
January 15, 1998